Exhibit (m) (1) Calculations of Illustrations for Succession Select.
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $62,224.03
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$50,452.84
+ Annual Premium*		$15,000.00
- Premium Expense Charge**		$750.00
- Monthly Deduction***		$1,178.33
- Mortality & Expense Charge****		$576.56
+ Hypothetical Rate of Return*****	-$	723.91

=		$62,224	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$28.16
2	$28.17
3	$28.17
4	$28.18
5	$28.18
6	$28.19
7	$28.20
8	$28.20
9	$28.21
10	$28.22
11	$28.22
12	$28.23
Total	$338.33

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(61.41)
2	$(61.21)
3	$(61.01)
4	$(60.82)
5	$(60.62)
6	$(60.42)
7	$(60.23)
8	$(60.03)
9	$(59.83)
10	$(59.64)
11	$(59.44)
12	$(59.25)
Total	$(723.91)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$62,224.03
- Year 5 Surrender Charge	$18,694.05

=	$43,530	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $74,664.08
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$58,717.04
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,174.64
- Mortality & Expense Charge****	$651.01
+ Hypothetical Rate of Return*****	$3,522.69

=	$74,664	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$27.91
2	$27.91
3	$27.90
4	$27.90
5	$27.89
6	$27.89
7	$27.88
8	$27.88
9	$27.88
10	$27.87
11	$27.87
12	$27.86
Total	$334.64

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$290.48
2	$291.03
3	$291.59
4	$292.15
5	$292.70
6	$293.27
7	$293.83
8	$294.39
9	$294.96
10	$295.53
11	$296.10
12	$296.67
Total	$3,522.69
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$74,664.08
- Year 5 Surrender Charge	$18,694.05

=	$55,970	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $89,243.60
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$68,023.62
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,170.40
- Mortality & Expense Charge****	$734.84
+ Hypothetical Rate of Return*****	$8,875.21

=	$89,244	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$27.63
2	$27.61
3	$27.59
4	$27.58
5	$27.56
6	$27.54
7	$27.53
8	$27.51
9	$27.49
10	$27.47
11	$27.45
12	$27.44
Total	$330.40

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$712.38
2	$717.20
3	$722.06
4	$726.95
5	$731.89
6	$736.86
7	$741.87
8	$746.93
9	$752.02
10	$757.16
11	$762.33
12	$767.55
Total	$8,875.21

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$89,243.60
- Year 5 Surrender Charge	$18,694.05

=	$70,550	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $60,944.55
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$49,454.72
+ Annual Premium*		$15,000.00
- Premium Expense Charge**		$750.00
- Monthly Deduction***		$1,483.32
- Mortality & Expense Charge****		$566.09
+ Hypothetical Rate of Return*****	-$	710.76

=		$60,945	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.56
2	$33.57
3	$33.58
4	$33.59
5	$33.60
6	$33.61
7	$33.61
8	$33.62
9	$33.63
10	$33.64
11	$33.65
12	$33.66
Total	$403.32

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(60.44)
2	$(60.22)
3	$(60.00)
4	$(59.78)
5	$(59.56)
6	$(59.34)
7	$(59.12)
8	$(58.90)
9	$(58.68)
10	$(58.46)
11	$(58.25)
12	$(58.03)
Total	$(710.76)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$60,944.55
- Year 5 Surrender Charge	$18,694.05

=	$42,251	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $73,185.35
= $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$57,593.77
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,479.00
- Mortality & Expense Charge****	$639.43
+ Hypothetical Rate of Return*****	$3,460.01

=	$73,185	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.27
2	$33.27
3	$33.26
4	$33.26
5	$33.26
6	$33.25
7	$33.25
8	$33.24
9	$33.24
10	$33.24
11	$33.23
12	$33.23
Total	$399.00

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$285.90
2	$286.34
3	$286.78
4	$287.22
5	$287.66
6	$288.10
7	$288.55
8	$288.99
9	$289.44
10	$289.89
11	$290.34
12	$290.79
Total	$3,460.01
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$73,185.35
- Year 5 Surrender Charge	$18,694.05

=	$54,491	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,000,000 or 134% x $87,537.04
= $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$66,762.61
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,474.05
- Mortality & Expense Charge****	$722.03
+ Hypothetical Rate of Return*****	$8,720.51

=	$87,537	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$32.94
2	$32.92
3	$32.90
4	$32.89
5	$32.87
6	$32.85
7	$32.83
8	$32.81
9	$32.79
10	$32.77
11	$32.75
12	$32.73
Total	$394.05

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.13%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$701.23
2	$705.74
3	$710.29
4	$714.87
5	$719.49
6	$724.15
7	$728.84
8	$733.57
9	$738.34
10	$743.14
11	$747.99
12	$752.87
Total	$8,720.51
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$87,537.04
- Year 5 Surrender Charge	$18,694.05

=	$68,843	(rounded to the nearest dollar)